Exhibit 99.1

FOR IMMEDIATE RELEASE: August 14, 2014

Salon Media Group Reports First Quarter Fiscal 2015 Results

60% Increase in Traffic Reported

NEW YORK, NY (August 14, 2014). Salon Media Group, Inc. (OTCQB: SLNM) today announced its results for the three months ended June 30, 2014.

Highlights:

●	Net revenue was $1.2 million
●	Unique visitors to Salon.com grew 60% compared to the same period last year
●	Salon.com reached all-time-high traffic of 17.6 million users for month of June 2014
●	Mobile readers grew 122% compared to same quarter last year
●	Social media referral traffic grew 121% compared to the same quarter last year and 37% compared to previous quarter

Net revenue for the period was $1.2 million, unchanged with the $1.2 million reported for the three months ended June 30, 2013.

Operating expenses for the three months ended June 30, 2014 rose 11% to $2.1 million compared to $1.9 million for the same period last year. The $0.2 million increase resulted primarily from higher stock-based compensation and an increase in professional fees. The Company’s loss from operations for the three months ended June 30, 2014 was $0.9 million, compared to a loss of $0.7 million for the same period last year.

Unique visitors to the Salon.com Website are an important driver for Salon’s business as achieving scale should increase the Website’s attractiveness to advertisers. Unique visitors to the Salon.com Website during the June 2014 quarter increased 60% compared to the quarter ended June 30, 2013, and increased 20% compared to the prior quarter ended March 31, 2014, according to data compiled by Google Analytics. Unique visitors as measured by comScore Media Metrix increased 24% compared to the quarter ended March 31, 2014, and no comparable data was available for the June 2013 quarter. The comScore analysis, which uses a panel-centric methodology to collect data, is a new measurement that includes mobile traffic and has been compiled only since July 2013. Salon reached a new traffic milestone in June 2014, when it recorded monthly users for the Salon.com website of 17.6 million users, an all-time high for the website, as measured by Google Analytics, and 12.4 million users as measured by comScore.

Salon continues to experience strong increases in mobile readers, which grew 122% in the June 2014 quarter compared to the same quarter last year, and 21% compared to the March 2014 quarter. The Company continues to see a significant shift to readers accessing Salon from mobile devices, with 56% of users visiting the Website from mobile devices in the month of June 2014.

Salon’s traffic has also been fuelled by social media referral traffic, which grew 37% in the June 2014 quarter versus the March 2014 quarter, and 121% compared to the same period in the prior year.  Facebook continues to be the largest social media referral, and grew 42% compared to the March 2013 quarter, and 231% compared to the June 2013 quarter. Twitter and Reddit also grew strongly in the June 2014 quarter, increasing 34% and 133% respectively over the March 2014 quarter.

During the June 2014 quarter, Salon writer, Heather “Digby” Parton, won a Hillman Prize for Opinion and Analysis writing. Salon was also a 2014 honoree by the Webby Awards for best writing. Both awards highlight Salon’s unwavering goal to achieve fearless journalism, brilliant writing and essential analysis.

“The growth and expansion of mobile platforms and social media continues to impact the way media companies are attracting and interacting with their audiences, as does the importance of delivering immersive content that keeps users engaged,” said Cynthia Jeffers, CEO of Salon Media Group. “We are responding to these market demands with a continued focus on high quality content, innovative sales products, upgraded user experiences on mobile, and strategic hires to continue delivering the quality content and advertising experiences our readers and partners have come to expect. This strategy is clearly paying off, with audience growth at an all-time high of 17.6 million unique visitors in June and 60% growth over last year. Our focus on these core principals continues to provide opportunity for future growth.”

About Salon Media Group

Salon Media Group (OTCQB: SLNM) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, and provocative personal essays. Salon.com has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco, New York City and Washington D.C.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, including, but not limited to, statements regarding our traffic, strategy, plans, objectives, expectations, intentions, financial performance, financing, economic conditions, on-line advertising, market performance, and revenue sources constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our cash flows may not meet expectations
●	Our reliance on related parties for significant operating and investment capital
●

Our principal stockholders exercise a controlling influence over our business affairs and may make business decisions with which non-principal stockholders disagree and may affect the value of their investment

●	Our dependence on advertising sales for significant revenues
●	The effect of online security breaches
●	Our ability to promote the Salon brand to attract and retain users, advertisers and strategic partners
●	Our ability to hire, integrate and retain qualified employees
●	The impact of the potential loss of key personnel, including editorial staff
●	The success of our efforts to protect our intellectual property or defend claims of infringement by third parties
●	Our technology development efforts may not be successful in improving the functionality of our network
●	Our reliance on third parties to provide necessary technologies

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 26, 2014, including the “Risk Factors” set forth in such reports, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements except as otherwise required by law.

INVESTOR RELATIONS CONTACT:

Elizabeth Hambrecht
Interim Chief Financial Officer

870 Market Street, Suite 528

San Francisco, CA 94102

(415) 275-3936

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	June 30,	March 31,
	2014	2014 (1)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$139	$119
Accounts receivable, net of allowance of $60	1,264	1,475
Prepaid expenses and other current assets	183	289
Total current assets	1,586	1,883
Property and equipment, net	47	54
Other assets, principally deposits	301	96
Total assets	$1,934	$2,033
Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Related party advances	3,651	2,791
Accounts payable and accrued liabilities	1,079	1,210
Deferred revenues	12	-
Total current liabilities	5,742	5,001

Deferred rent	2	2
Total liabilities	5,744	5,003

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 1,075 shares issued and outstanding as of June 30, 2014 and March 31, 2014 (liquidation value of $2,443 as of June 30, 2014 and $2,426 as of March 31, 2014)	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized, 76,245,442 shares issued and outstanding as of June 30, 2014 and March 31, 2014	76	76
Additional paid-in capital	115,651	115,605
Accumulated deficit	(119,537)	(118,651)
Total stockholders' deficit	(3,810)	(2,970)
Total liabilities and stockholders' deficit	$1,934	$2,033

(1)  Derived from the Company’s audited consolidated financial statements.

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2014	2013

Net revenues	$1,243	$1,197

Operating expenses:
Production and content	938	810
Sales and marketing	406	415
Information technology support	398	380
General and administrative	377	271
Total operating expenses	2,119	1,876

Loss from operations	(876)	(679)
Interest expense	(10)	(9)
Net loss	$(886)	$(688)

Basic and diluted net loss per share	$(0.01)	$(0.01)

Weighted-average shares of Common Stock used in computing basic and diluted net loss per share	76,245	66,943